SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
May 15, 2006
Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200 Dallas, TX 75201

(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (214) 303-3400
Not Applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Indenture
Supplemental Indenture

Item 1.01 Entry into a Material Definitive Agreement.
     On May 15, 2006, Dean Foods Company (the “Company”) and its subsidiary guarantors (the “Guarantors”) entered into an indenture (the “Base Indenture”) with The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). In addition, on May 17, 2006, the Company and the Guarantors entered into supplemental indenture no. 1 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) with the Trustee. Under the Indenture, the Company issued $500,000,000 aggregate principal amount of 7.000% Senior Notes due 2016 (the “Notes”) in a public offering pursuant to an Underwriting Agreement entered into on May 11, 2006, and disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on May 17, 2006, which is incorporated herein by reference. The sale of the Notes was made pursuant to the Company’s registration statement on Form S-3 (SEC File No. 333-130309), including a prospectus supplement dated May 11, 2006, filed by the Company on May 15, 2006 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). Terms of the Indenture and the Notes issued pursuant to the Indenture are described in the section of the Prospectus Supplement entitled “Description of the Notes and the Guarantees”, which is incorporated herein by reference. Copies of the executed Base Indenture and Supplemental Indenture are filed herewith as Exhibit 4.1 and 4.2 and are hereby incorporated into this Item 1.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.
     See the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2006	DEAN FOODS COMPANY
	By:	/s/ Steven J. Kemps
Steven J. Kemps
Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of May 15, 2006, between the Company, the subsidiary guarantors listed therein and The Bank of New York Trust Company, N.A., as trustee.

4.2	Supplemental Indenture No. 1, dated as of May 17, 2006 between the Company, the subsidiary guarantors listed therein and The Bank of New York Trust Company, N.A., as trustee.